UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19 Ha’Yahalomim St., P.O. Box 12163, Ashdod, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Material Definitive Agreement and ITEM 3.01 Placement of Unregistered Securities

On March 26, 2019, Integrity Applications, Inc. (the “Company”) exchanged all of its existing warrants (“Existing Warrants”), in a transaction exempt from registration under Section 3(a)(9) under the Securities Act of 1933, with its financial advisor and two other entities for 51,001,499 new warrants (“New Warrants”), which were deemed to have an amended and restated issuance date of December 31, 2019. The New Warrants have terms substantially similar to the Existing Warrants except that the Exercise Price is $0.258, and the New Warrants are not exercisable until July 1, 2019 and terminate on July 1, 2024. The New Warrants contain standard beneficial ownership limitations of 4.99% of the Company’s issued and outstanding stock, which can be increased to 9.99% upon more than 60 days prior written notice to the Company. The New Warrants contain covenants requiring the Company to meet a 100% reserve requirement by July 1, 2019 or effect a reverse stock split of its issued and outstanding stock by August 14, 2019 in order to meet the reserve requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2019

INTEGRITY APPLICATIONS, INC.

By:	/s/ Sami Sassoun
Name:	Sami Sassoun
Title:	Chief Financial Officer